THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

September 5, 2002                                                     $12,000.00

         1. PROMISSORY NOTE. Subject to all the following terms and conditions set forth in this Promissory Note (this "Note"), FinancialContent, Inc., a Delaware corporation (the "Company"), for value received, promises to pay to Asia Pacific Ventures, (the "Holder"), in accordance with the provisions hereof, on November 30, 2002 (the "Maturity Date"), the principal amount of (Twelve Thousand Dollars) ($12,000.00), plus interest as set forth in Section 2 below accrued on such unpaid and principal amount from time to time outstanding until paid.

         2. INTEREST. Interest under this Note shall accrue at the rate of 12.00% per annum, compounded annually, from the date of such Note on principal actually and physically advanced to the Company until paid in full. Such interest shall only be payable upon the repayment of all principal due hereunder or as otherwise specified herein.

         3. SECURITY AGREEMENT. The payment of this note is secured by the Security Agreement dated December 13, 2001 from the Company to Asia Pacific Ventures granting a security interest in and to the following described property: accounts receivable, inventory, machinery, equipment, goodwill and furniture, together with all other property described in or referred to in the Security Agreement.

         4. ACCELERATION. Notwithstanding the provisions contained in this Note, the entire amount of principal advanced to the Company under this Note and remaining unpaid or unconverted, plus all unpaid interest on unpaid principal under this Note, shall immediately be due and payable upon an Event of Default (as hereinafter defined).

         5. OPTIONAL CONVERSION.

            5.1. Conversion.

            (a) Optional Conversion. If upon the Maturity Date the unpaid and outstanding principal and accrued interest underlying this Note has not been paid in full to the Holder, the then unpaid and outstanding principal and accrued interest underlying this Note shall be converted, at the option of the Holder, to fully paid and nonassessable shares of the Company's restricted common stock ("Common Stock") at the price of $0.10 per share (the "Conversion Rate").

            5.2. Fractional Shares. No fractional shares of the Company's Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall round up any fractional shares to whole shares.

            5.3. Mechanics of Conversion. Notice of election to Convert shall be given by the Holder of this Note by mail, postage pre-paid, to the Company at the principal offices of the Company, and along therewith the Holder shall surrender this Note, duly endorsed. At its expense, the Company shall, upon such notice or as soon as practicable thereafter, issue and deliver to such Holder at its principal office, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled upon such conversion (in each case bearing such legends as may be required by this Agreement, the applicable agreements governing the sale of the restricted stock and applicable state and federal securities laws in the opinion of legal counsel of the Company). Upon Conversion, whether or not the Holder of this Note has properly surrendered it as described above, the Company shall be forever released from its obligation to pay the principal or interest amount of this Note so converted and its sole obligation shall be to issue such shares of Common Stock, upon valid surrender by the Holder of this Note.

            5.4. Other Documents. The Holder shall be entitled to and agrees to enter into or execute such documents upon the Conversion as the Company may request, and to meet the reasonable conditions and be subject to the terms applicable to such other investors, provided that the Holder agrees hereby to be bound by and subject to all terms applicable to such investors in such documents even if the Holder fails to enter into or execute such documents as required hereunder.

         6. EVENTS OF DEFAULT. If any of the following events shall occur (each herein individually referred to as an "Event of Default"), the Company shall immediately provide notice thereof to the Holder of this Note, who may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by written notice to the Company effective upon dispatch (provided that upon the occurrence of an event described in subsection 5.1 or 5.2 below, the entire unpaid principal and accrued interest on this Note shall immediately become due and payable), without any other presentment, demand, protest or other notice of any kind or character, all of which are hereby expressly waived, anything herein to the contrary notwithstanding:

            6.1. The institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Code, or any other similar federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such actions; or

            6.2. If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

            6.3. The Company shall have defaulted in payment of principal or interest under this Note and such default shall have continued for ten days following written notice thereof from the Holder.

         7. FULLY PAID SHARES; RESERVATION. All shares of Common Stock issued upon the conversion of this Note shall be validly issued, fully paid and nonassessable, and free of liens. The Company has taken all necessary corporate action necessary to authorize the issuance of this Note, the shares of Common Stock initially issuable upon conversion hereof and covenants that it will at all times reserve and keep available, solely for issuance upon conversion of this Note, all shares of its Common Stock from time to time issuable upon conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         8. REPRESENTATIONS. The Company hereby represents and warrants that:

            8.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            8.2. Due Authorization, Execution and Enforceability. The execution and delivery by the Company of and the performance of its obligations under this Note have been duly authorized by all necessary corporate action on the part of the Company and this Note has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

            8.3. No Default or Conflicts. The execution and delivery of this Note by the Company and the performance by the Company of its obligations under this Note do not and will not conflict with or result in a violation or breach of, or require any consent, approval, authorization or order under, (i) any applicable law, statute, rule or regulation, judgment, injunction, order, decree or agreement or (ii) the certificate of incorporation or bylaws of the Company.

         9. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause such Holder to be a stockholder of the Company for any purpose.

         10. RESTRICTIONS ON TRANSFER. Holder acknowledges that this Note and the Common Stock issuable upon its conversion have not been registered or qualified under federal or state securities laws and that any shares of Common Stock issuable upon the conversion of this Note shall bear a legend similar to the one at the top of the first page of this Note. By acceptance of this Note, the registered Holder (a) represents that the registered Holder is purchasing this Note for its own account and not with a view to, or for sale in connection with, any distribution of this Note or the securities issuable upon conversion of this Note and (b) affirms that it is an "accredited investor" as such term is defined under Regulation D promulgated under the Securities Act of 1933, as amended.

         11. AMENDMENT; WAIVER. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with the previous sentence shall be binding upon each future holder or transferee of this Note (or part thereof) and the Company. The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity and notice of protest for nonpayment of this Note and consent to any extension or postponement of the time of payment or any other indulgence.

         12. ASSIGNMENT. This Note may not be assigned or transferred by the Holder without the prior written consent of the Company.

         13. SUCCESSORS AND ASSIGNS. Subject to Section 11, all covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

         14. TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         15. HEADINGS. The headings in this Note are for purposes of convenience of reference only, and shall not be used to interpret this Note.

         16. NOTICES. Any notice, request or other communication required or permitted hereunder must be given in writing and shall be deemed to have been duly given when personally delivered or when deposited in the United States mail by registered or certified mail, postage prepaid or sent via a nationally recognized overnight courier service to the Company or the Holder at their respective addresses set forth below:

                  To the Company:

                  FinancialContent, Inc.
                  400 Oyster Point Boulevard, Suite 435
                  South San Francisco, CA 94080
                  Attn: Wing Yu, CEO
                  Fax: 650-745-2677

                  To the Holder:

                  Asia Pacific Ventures
                  Suite 1-3 16th Floor
                  Kinwick Centre
                  32 Hollywood Road
                  Central Hong Kong, Hong Kong

The Company or Holder may each by written notice so given change its address for future notices hereunder.

         17. GOVERNING LAW; JURISDICTION. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of law.

         18. ATTORNEYS' FEES. The parties hereto shall pay their own legal fees. If action is brought to enforce the provisions of this Note, the prevailing party shall be entitled to recover its reasonable costs and expenses, including legal fees and disbursements of counsel.

         19. TERMS BINDING. By execution hereof, the Holder of this Note (and each subsequent holder of this Note) accepts and agrees to be bound by all the terms and conditions of this Note.

         20. SEVERABILITY. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

         21. ENTIRE AGREEMENT. This Note constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings, agreements, duties or obligations between the parties respecting the subject matter hereof.

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                                       5

         IN WITNESS WHEREOF, the parties have entered into this Note as of the date first written above.

                                    FINANCIALCONTENT, INC.
                                    a Delaware corporation


                                    By:      /s/ Wing Yu
                                             ----------------------------
                                    Name:        Wing Yu
                                    Title:       Chief Executive Officer


                                    ASIA PACIFIC VENTURES


                                    By:
                                             ----------------------------
                                    Name:
                                    Title:



                                       6